UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                            95-4654481
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                    (Address of Principal Executive Offices)

                      NON-STATUTORY STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                   LONNIE D. SCHNELL, CHIEF FINANCIAL OFFICER
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 444-4100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403

                         CALCULATION OF REGISTRATION FEE
=============================== ================ ====================== ========================== ==================
     Title of Each Class                           Proposed Maximum         Proposed Maximum
        of Securities            Amount to be       Offering Price         Aggregate Offering          Amount of
       To Be Registered         Registered (1)       Per Share (2)              Price (2)          Registration Fee
------------------------------- ---------------- ---------------------- -------------------------- ------------------
Common Stock, par value             900,000              $0.37                  $333,000                $35.63
  $.001 per share............
------------------------------- ---------------- ---------------------- -------------------------- ------------------
Common Stock, par value
  $.001 per share............       325,000              $0.53                  $172,250                $18.43
------------------------------- ---------------- ---------------------- -------------------------- ------------------
Common Stock, par value
  $.001 per share............       400,000              $0.59                  $236,000                $25.25
------------------------------- ---------------- ---------------------- -------------------------- ------------------
Total                              1,625,000                                    $741,250                $79.31
------------------------------- ---------------- ---------------------- -------------------------- ------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 of Tag-It Pacific, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,625,000 shares of our common stock, par value $0.001 per share, to be issued pursuant to certain non-statutory stock options, as follows:

         o 900,000 shares of Common Stock to be issued to Stephen Forte pursuant to that certain Non-Statutory Stock Option dated as of January 16, 2006 between us and Stephen Forte (the "Forte Agreement");

         o        400,000  shares  of  Common  Stock to be  issued  to Lonnie D.
                  Schnell pursuant to that certain Non-Statutory Stock Option dated as of January 26, 2006 between us and Lonnie D. Schnell (the "Schnell Agreement"); and

         o 325,000 shares of Common Stock to be issued to Wouter van Biene pursuant to that certain Non-Statutory Stock Option dated as of March 1, 2006 between us and Wouter van Biene (the "van Biene Agreement").

         The reoffer and resale of 1,625,000 shares of our common stock is being registered pursuant to a reoffer prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The reoffer prospectus relates to the reoffer and resale of the shares to be issued to our affiliates, Stephen P. Forte, Lonnie D. Schnell, and Wouter van Biene, pursuant to the Forte Agreement, the Schnell Agreement and the van Biene Agreement, respectively.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Except for the reoffer prospectus included herein, the document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                               REOFFER PROSPECTUS

                              TAG-IT PACIFIC, INC.
                        1,625,000 SHARES OF COMMON STOCK
                               ($0.001 par value)

                                   ----------

         This reoffer prospectus covers the reoffer and resale by the selling stockholders from time to time of up to 1,625,000 shares of our common stock that we may issue in the future pursuant to certain non-statutory stock option agreements, consisting of:

         o up to 900,000 shares of our common stock that may be acquired by Stephen Forte pursuant to that certain Non-Statutory Stock Option Agreement dated as of January 16, 2006, between us and Mr. Forte (the "Forte Agreement");

         o up to 400,000 shares of our common stock that may be acquired by Lonnie D. Schnell pursuant to that certain Non-Statutory Stock Option Agreement dated as of January 26, 2006, between us and Mr. Schnell (the "Schnell Agreement"); and

         o up to 325,000 shares of our common stock that may be acquired by Wouter van Biene pursuant to that certain Non-Statutory Stock Option Agreement dated as of March 1, 2006, between us and Mr. van Biene (the "van Biene Agreement").

         Each of Mr. Forte, Mr. Schnell, and Mr. van Biene is an "affiliate" of ours as such term is defined in Rule 405 under the Securities Act of 1933, and the shares that may be acquired by each of Mr. Forte, Mr. Schnell, and Mr. van Biene referenced above constitute "control securities" as such term is defined in General Instruction C.1(a) of Form S-8 under the Securities Act.

         The prices at which the selling stockholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling stockholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is traded on the American Stock Exchange under the symbol "TAG." On May 30, 2006, the last reported sale price of the common stock on the American Stock Exchange was $0.61 per share.

         SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT THE RISKS YOU SHOULD CONSIDER CAREFULLY BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                   The date of this prospectus is May 31, 2006.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY........................................................    6
RISK FACTORS..............................................................    7
FORWARD-LOOKING STATEMENTS................................................    14
USE OF PROCEEDS...........................................................    14

SELLING STOCKHOLDERS......................................................    14
PLAN OF DISTRIBUTION......................................................    17
WHERE YOU CAN FIND MORE INFORMATION.......................................    20
LEGAL MATTERS.............................................................    20
EXPERTS...................................................................    20

                               PROSPECTUS SUMMARY

ABOUT TAG-IT PACIFIC, INC.

         Tag-It Pacific is an apparel company that specializes in the distribution of a full range of apparel zippers and trim items to manufacturers of fashion apparel, specialty retailers and mass merchandisers. We manufacture and distribute zippers under our TALON brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JC Penny, among others. We act as a full service outsourced trim design, sourcing and management department for manufacturers of fashion apparel such as Abercrombie & Fitch and Kellwood. We also serve as a specified supplier of trim items to owners of specific brands, brand licensees and retailers, including Levi Strauss & Co., Express, The Limited, Lerner, Mother's Work and Miller's Outpost, among others. In our TEKFIT division, we develop and sell apparel components that utilize the patented Pro-Fit technology, including a stretch waistband sold to Levi Strauss & Co.

CORPORATE INFORMATION

         We were incorporated in the State of Delaware in 1997. We were formed to serve as the parent holding company of Tag-It, Inc., a California corporation, Tag-It Printing & Packaging Ltd., which changed its name in 1999 to Tag-It Pacific (HK) LTD, a BVI corporation, Tagit de Mexico, S.A. de C.V., A.G.S. Stationery, Inc., a California corporation, and Pacific Trim & Belt, Inc., a California corporation. All of these companies were consolidated under a parent limited liability company in October 1997. These companies became our wholly owned subsidiaries immediately prior to the effective date of our initial public offering in January 1998. In 2000, we formed two wholly owned subsidiaries of Tag-It Pacific, Inc: Tag-It Pacific Limited, a Hong Kong corporation, and Talon International, Inc., a Delaware corporation.

         Our Web site is www.tagitpacific.com. our Web site address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Our executive offices are located at 21900 Burbank Boulevard, Suite 270, Woodland Hills, CA 91367, and our telephone number is (818) 444-4100.

ABOUT THE OFFERING

         This prospectus may be used only in connection with the resale by the selling stockholders of up to 1,625,000 shares of our common stock.

         We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders using this prospectus.

         The total number of securities registered under this registration statement on Form S-8 of which this prospectus is a part is 1,625,000 shares of our common stock. We are presently authorized to issue 30,000,000 shares of common stock. As of April 10, 2006, there were 18,241,045 shares of our common stock outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares, when issued, will be fully paid and nonassessable. A majority of all issued and outstanding shares shall constitute a quorum for conducting business. The majority of shares present, in any regular or special meeting where a quorum is present, may vote in favor of or against any item of business or election, and shall constitute a majority approval or disapproval of matters voted upon at any such meeting. Shares of common stock do not carry cumulative voting rights. We presently do not pay any dividends and has no foreseeable plan to pay dividends.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

         OUR GROWTH AND OPERATING RESULTS COULD BE MATERIALLY, ADVERSELY EFFECTED IF WE ARE UNSUCCESSFUL IN RESOLVING A DISPUTE THAT NOW EXISTS REGARDING OUR RIGHTS UNDER OUR EXCLUSIVE LICENSE AND INTELLECTUAL PROPERTY AGREEMENT ("AGREEMENT") WITH PRO-FIT. Pursuant to our agreement with Pro-Fit Holdings,
Limited, we have exclusive rights in certain geographic areas to Pro-Fit's stretch and rigid waistband technology. We are in litigation with Pro-Fit regarding our rights. Please see Item 3, "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2005 which is incorporated herein by reference for a discussion of this litigation. We derive a significant amount of revenues from the sale of products incorporating the stretch waistband technology. Our business, results of operations and financial condition could be materially adversely affected if we are unable to conclude our present negotiations in a manner acceptable to us and ensuing litigation is not resolved in a manner favorable to us. Additionally, we have incurred significant legal fees in this litigation, and unless the case is settled, we will continue to incur additional legal fees in increasing amounts as the case accelerates to trial.

         FAILURE TO MANAGE OUR CORPORATE RESTRUCTURING COULD IMPAIR OUR BUSINESS. In an effort to better align our organizational and cost structures with our future growth opportunities, in August 2005 our Board of Directors adopted a restructuring plan for our company that we believe was substantially completed by December 31, 2005. The plan included restructuring our global operations by eliminating redundancies in our Hong Kong operation, closing our Mexican facilities, converting our Guatemala facility from a manufacturing site to a distribution center, and closing our North Carolina manufacturing facility. We have also refocused our sales efforts on higher margin products, which may result in lower net sales over the next twelve months.

         While we expect that the restructuring will result in reduced operating costs and improved operating results and cash flows, there can be no assurance that these results will be achieved. We recorded restructuring costs during 2005 of $6.4 million. We face many challenges related to our decision to implement this restructuring plan, including that we may not execute the restructuring effectively, and our expectation that we will benefit from greater efficiencies may not be realized. Any failure on our part to successfully manage these challenges or other unanticipated consequences may result in the loss of customers and sales, which could cause our results to differ materially from our current expectations. The challenges we face include:

         o Our ability to execute successfully through business cycles while we continue to implement the restructuring plan and cost reductions;

         o        Our  ability  to  meet  and   achieve  the   benefits  of  our
                  cost-reduction goals and otherwise successfully adapt our cost structures to continuing changes in business conditions;

         o The risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively;

         o We may experience delays in implementing our restructuring plan and incur additional costs;

         o        We may experience decreases in employee morale; and

         o        We  may  experience   unanticipated   expenses   winding  down
                  manufacturing operations, including labor costs, which may adversely affect our results of operations in the short term.

         WE MAY BE UNABLE TO CONTINUE AS A GOING CONCERN IF WE DO NOT SUCCESSFULLY ACHIEVE CERTAIN OBJECTIVES. If we are unable to successfully fully implement our restructuring initiative, or collect the note receivable, or experience greater than anticipated reductions in sales, we may need to raise additional capital or further reduce the scope of our business to fully satisfy our future short-term liquidity requirements. If we cannot raise additional capital, or reduce the scope of our business in response to our failure to implement our restructuring initiative in accordance with our plan, or fail to achieve other operating objectives, we may be otherwise unable to achieve our goals or continue our operations. Our auditors have included in their report on our financial statements for the year ending December 31, 2005 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

         IF WE LOSE OUR LARGER CUSTOMERS OR THEY FAIL TO PURCHASE AT ANTICIPATED LEVELS, OUR SALES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED. Our results of operations will depend to a significant extent upon the commercial success of our larger customers. If these customers fail to purchase our products at anticipated levels, or our relationship with these customers terminates, it may have an adverse affect on our results because:

         o We will lose a primary source of revenue if these customers choose not to purchase our products or services;

         o We may not be able to reduce fixed costs incurred in developing the relationship with these customers in a timely manner;

         o        We may not be able to recoup setup and inventory costs;

         o We may be left holding inventory that cannot be sold to other customers; and

         o        We may not be able to collect our receivables from them.

         CONCENTRATION OF RECEIVABLES FROM OUR LARGER CUSTOMERS MAKES RECEIVABLE BASED FINANCING DIFFICULT AND INCREASES THE RISK THAT IF OUR LARGER CUSTOMERS FAIL TO PAY US, OUR CASH FLOW COULD BE SEVERELY AFFECTED. Our business relies heavily on a relatively small number of customers. This concentration of our business reduces the amount we can borrow from our lenders under receivables based financing agreements. If we are unable to collect any large receivables due us, our cash flow would be severely impacted.

         IF CUSTOMERS DEFAULT ON INVENTORY PURCHASE COMMITMENTS WITH US, WE WILL BE LEFT HOLDING NON-SALABLE INVENTORY. We hold significant inventories for specific customer programs, which the customers have committed to purchase. If any customer defaults on these commitments, or insists on markdowns, we may incur a charge in connection with our holding significant amounts of non-salable inventory and this would have a negative impact on our operations and cash flow.

         OUR REVENUES MAY BE HARMED IF GENERAL ECONOMIC CONDITIONS WORSEN. Our revenues depend on the health of the economy and the growth of our customers and potential future customers. When economic conditions weaken, certain apparel manufacturers and retailers, including some of our customers may experience financial difficulties that increase the risk of extending credit to such customers. Customers adversely affected by economic conditions have also attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that we will remain a preferred vendor to our existing customers. A decrease in business from or loss of a major customer could have a material adverse effect on our results of operations. Further, if the economic conditions in the United States worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

         BECAUSE WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, WE MAY NOT BE ABLE TO ALWAYS OBTAIN MATERIALS WHEN WE NEED THEM AND WE MAY LOSE SALES AND CUSTOMERS. Lead times for materials we order can vary significantly and depend on many factors, including the specific supplier, the contract terms and the demand for particular materials at a given time. From time to time, we may experience fluctuations in the prices, and disruptions in the supply, of materials. Shortages or disruptions in the supply of materials, or our inability to procure materials from alternate sources at acceptable prices in a timely manner, could lead us to miss deadlines for orders and lose sales and customers.

         WE OPERATE IN AN INDUSTRY THAT IS SUBJECT TO SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS THAT MAY RESULT IN UNEXPECTED REDUCTIONS IN REVENUE AND STOCK PRICE VOLATILITY. We operate in an industry that is subject to significant fluctuations in operating results from quarter to quarter, which may lead to unexpected reductions in revenues and stock price volatility. Factors that may influence our quarterly operating results include:

         o The volume and timing of customer orders received during the quarter;

         o        The timing and magnitude of customers' marketing campaigns;

         o        The loss or addition of a major customer;

         o        The availability and pricing of materials for our products;

         o        The  increased   expenses  incurred  in  connection  with  the
                  introduction of new products;

         o        Currency fluctuations;

         o        Delays caused by third parties; and

         o Changes in our product mix or in the relative contribution to sales of our subsidiaries.

         Due to these factors, it is possible that in some quarters our operating results may be below our stockholders' expectations and those of public market analysts. If this occurs, the price of our common stock could be adversely affected. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. In October 2005, a securities class action lawsuit was filed against us. See Item 3, "Legal Proceedings" for a detailed description of this lawsuit.

         THE OUTCOME OF LITIGATION IN WHICH WE HAVE BEEN NAMED, AS A DEFENDANT IS UNPREDICTABLE AND AN ADVERSE DECISION IN ANY SUCH MATTER COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS. We are defendants in a number of litigation matters. These claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in each and all of the litigation matters to which we have been named a party, and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution of any of these lawsuits could have a material adverse affect on our financial position and results of operations.

         We maintain product liability and director and officer insurance that we regard as reasonably adequate to protect us from potential claims; however we cannot assure you that it will. Further, the costs of insurance have increased dramatically in recent years, and the availability of coverage has decreased. As a result, we cannot assure you that we will be able to maintain our current levels of insurance at a reasonable cost, or at all.

         OUR CUSTOMERS HAVE CYCLICAL BUYING PATTERNS WHICH MAY CAUSE US TO HAVE PERIODS OF LOW SALES VOLUME. Most of our customers are in the apparel industry. The apparel industry historically has been subject to substantial cyclical variations. Our business has experienced, and we expect our business to continue to experience, significant cyclical fluctuations due, in part, to customer buying patterns, which may result in periods of low sales usually in the first and fourth quarters of our financial year.

         OUR BUSINESS MODEL IS DEPENDENT ON INTEGRATION OF INFORMATION SYSTEMS ON A GLOBAL BASIS AND, TO THE EXTENT THAT WE FAIL TO MAINTAIN AND SUPPORT OUR
INFORMATION SYSTEMS, IT CAN RESULT IN LOST REVENUES. We must consolidate and centralize the management of our subsidiaries and significantly expand and improve our financial and operating controls. Additionally, we must effectively integrate the information systems of our Hong Kong facility with the information systems of our principal offices in California. Our failure to do so could result in lost revenues, delay financial reporting or adversely affect availability of funds under our credit facilities.

         THE LOSS OF KEY MANAGEMENT AND SALES PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS, INCLUDING OUR ABILITY TO OBTAIN AND SECURE ACCOUNTS AND GENERATE SALES. Our success has and will continue to depend to a significant extent upon key management and sales personnel, many of whom would be difficult to replace. In connection with our restructuring, we significantly reduced the number of employees within our company, which has increased our reliance on those employees that have remained with the company. The loss of the services of key employees could have a material adverse effect on our business, including our ability to establish and maintain client relationships. Our future success will depend in large part upon our ability to attract and retain personnel with a variety of sales, operating and managerial skills.

         IF WE EXPERIENCE DISRUPTIONS AT ANY OF OUR FOREIGN FACILITIES, WE WILL NOT BE ABLE TO MEET OUR OBLIGATIONS AND MAY LOSE SALES AND CUSTOMERS. Currently, we do not operate duplicate facilities in different geographic areas. Therefore, in the event of a regional disruption where we maintain one or more of our facilities, it is unlikely that we could shift our operations to a different geographic region and we may have to cease or curtail our operations. This may cause us to lose sales and customers. The types of disruptions that may occur include:

         o        Foreign trade disruptions;

         o        Import restrictions;

         o        Labor disruptions;

         o        Embargoes;

         o        Government intervention;

         o        Natural disasters; or

         o        Regional pandemics.

         INTERNET-BASED SYSTEMS THAT HOST OUR MANAGED TRIM SOLUTION MAY EXPERIENCE DISRUPTIONS AND AS A RESULT WE MAY LOSE REVENUES AND CUSTOMERS. Our MANAGED TRIM SOLUTION is an Internet-based business-to-business e-commerce system. To the extent that we fail to adequately continue to update and maintain the hardware and software implementing the system, our customers may experience interruptions in service due to defects in our hardware or our source code. In addition, since our software is Internet-based, interruptions in Internet service generally can negatively impact our customers' ability to use the MANAGED TRIM SOLUTION to monitor and manage various aspects of their trim needs. Such defects or interruptions could result in lost revenues and lost customers.

         THERE ARE MANY COMPANIES THAT OFFER SOME OR ALL OF THE PRODUCTS AND SERVICES WE SELL AND IF WE ARE UNABLE TO SUCCESSFULLY COMPETE OUR BUSINESS WILL BE ADVERSELY AFFECTED. We compete in highly competitive and fragmented industries with numerous local and regional companies that provide some or all of the products and services we offer. We compete with national and international design companies, distributors and manufacturers of tags, packaging products, zippers and other trim items. Some of our competitors have greater name recognition, longer operating histories and greater financial and other resources than we do.

         UNAUTHORIZED USE OF OUR PROPRIETARY TECHNOLOGY MAY INCREASE OUR LITIGATION COSTS AND ADVERSELY AFFECT OUR SALES. We rely on trademark, trade secret and copyright laws to protect our designs and other proprietary property worldwide. We cannot be certain that these laws will be sufficient to protect our property. In particular, the laws of some countries in which our products are distributed or may be distributed in the future may not protect our products and intellectual rights to the same extent as the laws of the United States. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources. This could have a material adverse effect on our operating results and financial condition. Ultimately, we may be unable, for financial or other reasons, to enforce our rights under intellectual property laws, which could result in lost sales.

         IF OUR PRODUCTS INFRINGE ANY OTHER PERSON'S PROPRIETARY RIGHTS, WE MAY BE SUED AND HAVE TO PAY LEGAL EXPENSES AND JUDGMENTS AND REDESIGN OR DISCONTINUE SELLING OUR PRODUCTS. From time to time in our industry, third parties allege infringement of their proprietary rights. Any infringement claims, whether or not meritorious, could result in costly litigation or require us to enter into royalty or licensing agreements as a means of settlement. If we are found to have infringed the proprietary rights of others, we could be required to pay damages, cease sales of the infringing products and redesign the products or discontinue their sale. Any of these outcomes, individually or collectively, could have a material adverse effect on our operating results and financial condition.

         OUR STOCK PRICE MAY DECREASE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND CAUSE OUR STOCKHOLDERS TO SUFFER SIGNIFICANT LOSSES. The following factors could cause the market price of our common stock to decrease, perhaps substantially:

         o The failure of our quarterly operating results to meet expectations of investors or securities analysts;

         o Adverse developments in the financial markets, the apparel industry and the worldwide or regional economies;

         o        Interest rates;

         o        Changes in accounting principles;

         o        Intellectual property and legal matters;

         o Sales of common stock by existing shareholders or holders of options;

         o        Announcements of key developments by our competitors; and

         o        The   reaction   of  markets   and   securities   analysts  to
                  announcements and developments involving our company.

         IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR ASSUME ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR STOCKHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED. Our business strategy may include expansion through internal growth, by acquiring complementary businesses or by establishing strategic relationships with targeted customers and suppliers. In order to do so or to fund our other activities, we may issue additional equity securities that could dilute our stockholders' value. We may also assume additional debt and incur impairment losses to our intangible assets if we acquire another company.

         IF WE ARE NOT ABLE TO REGAIN COMPLIANCE WITH LISTING REQUIREMENTS, OUR SHARES MAY BE REMOVED FROM LISTING ON AMEX. We have been advised by AMEX that we are non-compliant with certain listing requirements related to the number of independent board members, and the number of members on our audit committee. The AMEX has allowed the company until July 28, 2006 to regain compliance with these matters. We have been advised by AMEX that we are also non-compliant with the minimum net equity listing requirements and we must submit a plan acceptable to AMEX by June 15, 2006 that provides for increases in our equity beyond the minimum $4.0 million equity within a timeframe that is acceptable to AMEX. We have suffered substantial recurring losses and may fail to comply with other listing requirements of AMEX. We may not be able to regain compliance with these matters within the time allowed by the exchange, and our shares of common stock may be removed from the listing on AMEX.


         WE MAY NOT BE ABLE TO REALIZE THE ANTICIPATED BENEFITS OF ACQUISITIONS. We may consider strategic acquisitions as opportunities arise, subject to the obtaining of any necessary financing. Acquisitions involve numerous risks, including diversion of our management's attention away from our operating activities. We cannot assure you that we will not encounter unanticipated problems or liabilities relating to the integration of an acquired company's operations, nor can we assure you that we will realize the anticipated benefits of any future acquisitions.

         OUR ACTUAL TAX LIABILITIES MAY DIFFER FROM ESTIMATED TAX RESULTING IN UNFAVORABLE ADJUSTMENTS TO OUR FUTURE RESULTS. The amount of income taxes we pay is subject to ongoing audits by federal, state and foreign tax authorities. Our estimate of the potential outcome of uncertain tax issues is subject to our assessment of relevant risks, facts, and circumstances existing at that time. Our future results may include favorable or unfavorable adjustments to our estimated tax liabilities in the period the assessments are made or resolved, which may impact our effective tax rate and our financial results. Please see
Item 3 "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2005 which is incorporated herein by reference for discussion of certain tax claims.

         WE HAVE ADOPTED A NUMBER OF ANTI-TAKEOVER MEASURES THAT MAY DEPRESS THE PRICE OF OUR COMMON STOCK. Our stockholders' rights plan, our ability to issue additional shares of preferred stock and some provisions of our certificate of incorporation and bylaws and of Delaware law could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

         INSIDERS OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS. As of March 31, 2006, our officers and directors and their affiliates beneficially owned approximately 10.5% of the outstanding shares of our common stock. The Dyne family, which includes Mark Dyne, Colin Dyne, and Jonathan Burstein, who are also our directors; Larry Dyne and the estate of Harold Dyne; beneficially owned approximately 12.7% of the outstanding shares of our common stock at March 31, 2006. As a result, our officers and directors and the Dyne family are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

         WE MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM. Our business depends on the free flow of products and services through the channels of commerce. In response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services may be slowed or stopped altogether. Extensive delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential delays. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities. The United States economy in general may be adversely affected by the terrorist activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

                           FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 8. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         The proceeds from the sales of the selling stockholders' common stock will belong to the selling stockholders. We will not receive any proceeds from such sales.

                              SELLING STOCKHOLDERS

         The shares to which this reoffer prospectus relates are being registered for reoffer and resale by the selling stockholders, who acquired the shares pursuant to the Agreements. The material relationships between us and the selling shareholders are described below.

STEPHEN P. FORTE EXECUTIVE EMPLOYMENT AGREEMENT

         On March 16, 2006, we entered into an Executive Employment Agreement with Stephen P. Forte, pursuant to which Mr. Forte serves as our Chief Executive Officer. This employment agreement has a term continuing though December 31, 2008, which may be extended to December 31, 2009. Pursuant to this agreement, Mr. Forte will receive an annual base salary of $275,000 for 2006 and $325,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that prior to the end of the term, Mr. Forte's employment is terminated by us "without cause" (as defined in the agreement), by Mr. Forte for "good reason" (as defined in the agreement) or due to Mr. Forte's death or disability, then Mr. Forte or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Forte's base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2008, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Forte pursuant to the agreement and (iv) continued healthcare coverage for Mr. Forte and his dependents for the remaining term of the agreement. In connection with the employment agreement and as an inducement to employment, we granted Mr. Forte an option to purchase 900,000 shares of our common stock pursuant to the Forte Agreement. This option vests and becomes exercisable with respect to 300,000 shares on October 24, 2006 and with respect the remaining shares in 24 equal monthly installments thereafter until fully vested. In addition, in lieu of $50,000 in cash compensation, we granted Mr. Forte 135,135 shares of common stock and an option to purchase 135,135 shares of common stock that vests in full on October 24, 2006. All of these options will vest in full upon a change of control of our company or upon termination of Mr. Forte's employment without cause, for good reason or due to his death or disability.

         In June 2005, we entered into a consulting agreement with Forte Group, LLC, a consulting company of which Mr. Forte is an owner and executive officer, pursuant to which Mr. Forte provided business development services to us. During 2005, we paid approximately $120,666 in consulting fees to the Forte Group pursuant to the consulting agreement prior to Mr. Forte's appointment as our Chief Executive Officer in October 2005.

         Other than the transactions described above, we had no material relationship with Mr. Forte during the three years preceding the date of this prospectus.

LONNIE D. SCHNELL EMPLOYMENT AGREEMENT

         On March 16, 2006, we entered into an employment offer letter with Lonnie D. Schnell, pursuant to which Mr. Schnell serves as our Chief Financial Officer on an "at-will" basis. Pursuant to this offer letter, Mr. Schnell will receive an annual base salary of $185,000 and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that Mr. Schnell's employment is terminated by us without "cause" (as defined in the agreement) or due to Mr. Schnell's death or disability, then Mr. Schnell or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months and (ii) six months acceleration of vesting of all outstanding options. In connection with the offer letter and as an inducement to employment, we granted Mr. Schnell an option to purchase 400,000 shares of our common stock pursuant to the Schnell Agreement. The option vests and becomes exercisable with respect to 100,000 shares on the first anniversary of the grant date and with respect to the remaining shares in 36 equal monthly installments thereafter until fully vested. Upon a change of control of our company, 50% of Mr. Schnell's then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. Schnell is terminated, his position or base pay is reduced or he is required to relocate within six months before or twelve months following the change of control.

         Other than the transactions and relationships described above, we had no material relationship with Mr. Schnell during the three years preceding the date of this prospectus.

WOUTER VAN BIENE EMPLOYMENT AGREEMENT

         On March 16, 2006, we entered into an employment offer letter with Wouter van Biene, pursuant to which Mr. van Biene serves as our Chief Operating Officer on an "at-will" basis. Pursuant to this offer letter, Mr. van Biene will receive an annual base salary of $225,000 and will be eligible to receive an annual incentive bonus based upon our earnings before interest and taxes. In the event that Mr. van Biene's employment is terminated by us without "cause" (as defined in the agreement) or due to Mr. van Biene's death or disability, then Mr. van Biene or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months if the termination occurs during the first year of employment, a period of twelve months if the termination occurs during the second year of employment or a period of eighteen months if the termination occurs after the second year of employment, and (ii) twelve months acceleration of vesting of all outstanding options. In connection with the offer letter and as an inducement to employment, we previously granted Mr. van Biene an option to purchase 325,000 shares of our common stock pursuant to the van Biene Agreement. This option vests and becomes exercisable with respect to 108,333 shares on the first anniversary of the grant date and with respect to the remaining shares in 24 equal monthly installments thereafter until fully vested. Upon a change of control of our company, 50% of Mr. van Biene's then-outstanding unvested stock options shall vest and the remaining unvested options shall vest in full if Mr. van Biene is terminated, his position or base pay is reduced or he is required to relocate within twelve months following the change of control.

         Other than the transaction described above, we had no material relationship with Mr. van Biene during the three years preceding the date of this prospectus.

SELLING STOCKHOLDER TABLE

         Up to 1,625,000 shares of our common stock that we may issue in the future pursuant to the terms of the Schnell Agreement, the Forte Agreement and the van Biene Agreement are being registered under the registration statement of which this prospectus is a part. Each of Mr. Schnell, Mr. Forte, and Mr. van Biene are an "affiliate" of ours (as such term is defined in Rule 405 under the Securities Act).

         The inclusion of the shares of common stock in the table below does not constitute a commitment to sell any shares.

         The selling stockholders may in the future receive shares of our common stock upon exercise of the non-statutory stock option agreements. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this prospectus. The following table sets forth information as of May 24, 2006 with respect to the beneficial ownership of our common stock by each selling stockholder whose identity is known as of the date of this prospectus and the number of shares of our common stock held by such selling stockholders as of the date of this prospectus that are covered by this prospectus. The address for each executive officer, director, and employee listed below is c/o Tag-It Pacific, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

         The following table sets forth: (1) the name of each selling stockholder; (2) the number of shares of our common stock beneficially owned by such selling stockholder prior to this offering; (3) the number of shares of our common stock offered by such selling stockholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by such selling stockholder after this offering, assuming that all of the shares of our common stock beneficially owned by such selling stockholder and offered pursuant to this reoffer prospectus are sold and that the selling stockholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by the selling stockholder.

                                                                                PERCENTAGE OF
                                             COMMON STOCK      COMMON STOCK     COMMON STOCK
                         COMMON STOCK       BEING OFFERED       OWNED UPON       OWNED UPON
                        OWNED PRIOR TO     PURSUANT TO THIS   COMPLETION OF     COMPLETION OF
         NAME            THE OFFERING         PROSPECTUS      THIS OFFERING     THIS OFFERING
--------------------------------------------------------------------------------------------
Stephen Forte (1)         1,070,652             900,000         170,652                *

Lonnie D. Schnell (2)       400,000             400,000               0                *

Wouter van Biene (3)        326,000             325,000           1,000                *

* Less than 1%

(1) Includes 900,000 shares of our common stock that we may issue in the future under the Forte Agreement to Mr. Forte, who is our "affiliate" (as such term is defined in Rule 405 under the Securities Act ).

(2) Consists of 400,000 shares of our common stock that we may issue in the future under the Schnell Agreement to Mr. Schnell, who is our "affiliate" (as such term is defined in Rule 405 under the Securities Act ).

(3) Includes 325,000 shares of our common stock that we may issue in the future under the van Biene Agreement to Mr. van Biene, who is our "affiliate" (as such term is defined in Rule 405 under the Securities Act ).

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholders listed in the preceding section, or their donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

         The selling stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o An exchange distribution in accordance with the rules of the applicable exchange;

         o        Privately negotiated transactions;

         o        Settlement of short sales;

         o Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o        A combination of any such methods of sale; and

         o        Any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We will pay all fees and expenses incident to the registration of the shares.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 001-13669);

         2. Our Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005 (File No. 001-13669);

         3. Our Quarterly Report on Form 10-Q, filed May 22, 2006 (File No. 001-13669);

         4. Our Current Report on Form 8-K, filed January 31, 2006 (File No. 001-13669);

         5. Our Current Report on Form 8-K, filed March 7, 2006 (File No. 001-13669);

         6. Our Current Report on Form 8-K, filed March 22, 2006 (File No. 001-13669);

         7. Our Current Report on Form 8-K, filed March 29, 2006 (File No. 001-13669);

         8. Our Current Report on Form 8-K, filed April 3, 2006 (File No. 001-13669);

         9. Our Current Report on Form 8-K, filed April 19, 2006 (File No. 001-13669);

         10. Our Current Report on Form 8-K, filed May 19, 2006 (File No. 001-13669);

         11. Our Current Report on Form 8-K, filed May 24, 2006 (File No. 001-13669);

         12.      The   description  of  our  capital  stock  contained  in  our
                  Registration Statement on Form 8-A (File No. 001-13669); and

         13. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this reoffer prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         You may request a copy of these filings, as well as a copy of the documents required to be delivered to employees pursuant to Rule 428(b), at no cost, by writing or calling us at Tag-It Pacific, Inc., 21900 Burbank Boulevard, Suite 270 Woodland Hills, California 91367, (818) 444-4100, Attention:
Secretary.

         You should rely only on the information contained in this reoffer prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Our Bylaws provide that we shall indemnify our director and officers to the fullest extent not prohibited by the Delaware General Corporation Law, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the SEC with respect to the common stock offered by this reoffer prospectus. This reoffer prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. You may read and copy any document we file at the SEC's public reference room at 100 Fifth Street, N.W., Washington, D.C. 20549. We refer you to the registration statement and the exhibits and schedules thereto for further information with respect to us and our common stock. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Sherman Oaks, California, has rendered to Tag-It Pacific, Inc. a legal opinion as to the validity and due issuance of the shares of our common stock covered by this prospectus.

                                     EXPERTS

         The consolidated financial statements at December 31, 2005 and for the fiscal year then ended incorporated in this reoffer prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP (our current independent registered accounting firm), given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements at December 31, 2003 and 2004 and for the fiscal years then ended incorporated in this reoffer prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of BDO Seidman, LLP (our former independent registered accounting firm), given on the authority of said firm as experts in auditing and accounting.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents  previously filed by us with the Securities and
Exchange   Commission  are  incorporated  in  this  registration   statement  by
reference:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 001-13669);

         2. Our Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2005 (File No. 001-13669);

         3. Our Quarterly Report on Form 10-Q, filed May 22, 2006 (File No. 001-13669);

         4. Our Current Report on Form 8-K, filed January 31, 2006 (File No. 001-13669);

         5. Our Current Report on Form 8-K, filed March 7, 2006 (File No. 001-13669);

         6. Our Current Report on Form 8-K, filed March 22, 2006 (File No. 001-13669);

         7. Our Current Report on Form 8-K, filed March 29, 2006 (File No. 001-13669);

         8. Our Current Report on Form 8-K, filed April 3, 2006 (File No. 001-13669);

         9. Our Current Report on Form 8-K, filed April 19, 2006 (File No. 001-13669);

         10. Our Current Report on Form 8-K, filed May 19, 2006 (File No. 001-13669);

         11. Our Current Report on Form 8-K, filed May 24, 2006 (File No. 001-13669);

         12.      The   description  of  our  capital  stock  contained  in  our
                  Registration Statement on Form 8-A (File No. 001-13669); and

         13. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this reoffer prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation and Bylaws provide for the indemnification by us of each of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Certificate of Incorporation provides that a director of our company shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

         We have entered into separate but identical indemnity agreements with certain of our directors and certain of our officers (the "Indemnitees"). Pursuant to the terms and conditions of the indemnity agreements, we agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of our company or our subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

ITEM 7.     EXEMPTION FROM REGISTRATION.

         The restricted securities that are to be reoffered or resold pursuant to this registration statement were issued or may be issued in the future pursuant to the non-statutory stock option agreements described in this registration statement in transactions exempt from registration pursuant to
Section 4(2) under the Securities Act of 1933.

ITEM 8.    EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

EXHIBIT NO.      EXHIBIT DESCRIPTION
-----------      -------------------

    5.1          Opinion of Stubbs Alderton & Markiles, LLP.

    23.1         Consent of Singer Lewak Greenbaum & Goldstein LLP

    23.2         Consent of BDO Seidman, LLP

    23.3         Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit
                 5.1)

ITEM 9.      UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of May, 2006.

                                  TAG-IT PACIFIC, INC.
                                  (Registrant)

                                  By:  /s/ Stephen P. Forte
                                       -----------------------------
                                       Stephen P. Forte
                                       Chief Executive Officer
                                       (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                 DATE
---------                     -----                                 ----

/s/ Stephen P. Forte          Chief Executive Officer               May 31, 2006
-----------------------       (Principal Executive Officer),
Stephen P. Forte              Director

/s/ Lonnie D. Schnell         Chief Financial Officer               May 31, 2006
-----------------------       (Principal Accounting and
Lonnie D. Schnell             Financial Officer)

/s/ Mark Dyne                 Chairman of the Board of              May 31, 2006
-----------------------       Directors
Mark Dyne

/s/ Colin Dyne                Director                              May 31, 2006
-----------------------
Colin Dyne

                              Director
-----------------------
Kevin Bermeister

/s/ Jonathan Burstein         Director, Vice President              May 31, 2006
-----------------------       of Operations and Secretary
Jonathan Burstein

/s/ Brent Cohen               Director                              May 31, 2006
-----------------------
Brent Cohen

/s/ Joseph Miller             Director                              May 31, 2006
-----------------------
Joseph Miller

/s/ Susan White               Director                              May 31, 2006
-----------------------
Susan White

/s/ Raymond Musci             Director                              May 31, 2006
-----------------------
Raymond Musci

                                  EXHIBIT INDEX



EXHIBIT NO.      EXHIBIT DESCRIPTION
-----------      -------------------

   5.1           Opinion of Stubbs Alderton & Markiles, LLP.

   23.1          Consent of Singer Lewak Greenbaum & Goldstein LLP

   23.2          Consent of BDO Seidman, LLP

   23.3          Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit
                 5.1)